EXHIBIT 99.1
                                                                    ------------



                                    Investor Contact: Denise Gillen 212.318.7516
                                        Media Contact: Nancy Murray 212.813.7862




Polo Ralph Lauren Raises First Quarter Fiscal 2006 Expectations

Company Also Provides Supplemental Information for Quarterly Fiscal 2005 Results

New York (July 8, 2005) - Polo Ralph Lauren Corporation (NYSE: RL) announced today it is raising its earnings expectation for the first quarter of Fiscal 2006 as a result of operating margins trending ahead of prior guidance. Also, the Company is providing additional information regarding quarterly adjusted earnings per share for Fiscal 2005.

The Company is raising its expectation for the first quarter of Fiscal 2006, ended July 2, 2005, based on significant improvements in business operations made during the quarter. While revenues are expected to increase more than 20%, as previously forecast, the operating margin is now expected to increase between 500 and 550 basis points compared to last year. The Company's previous guidance was that operating margins would almost double last year's 3.7%. The Company intends to address its full year outlook when it reports the first quarter of Fiscal 2006 on August 9, 2005.

"We are pleased that our multi-year business strategy is resulting in better than forecasted performance. Our retail and wholesale businesses are reporting strong revenue gains that were driven by better full-price sell-throughs. In addition, we were able to better leverage our incremental sales through improved expense management," said Roger Farah, President and Chief Operating Officer. "However, our first quarter is our smallest profit contributor for the year and it would be premature to address full year guidance at this time. We will be in a better position to comment on our full year outlook when we report our first quarter earnings in August."

In addition, as previously reported, the Company provided adjusted earnings per diluted share for Fiscal 2005 that excluded certain items to give investors an additional tool to evaluate the Company's results. For Fiscal 2005, the company reported full year adjusted diluted earnings per share of $2.47 and communicated that the quarterly adjusted numbers would be provided after the 10-K was filed.

Adjusted earnings per diluted share for the first and second quarters of Fiscal 2005 are unchanged. Adjusted earnings per diluted share have been revised to $0.73 for the third quarter of Fiscal 2005 to exclude a $2 million pre-tax litigation charge, and to $0.84 for the fourth quarter of Fiscal 2005 to exclude a $98 million pre-tax litigation charge and a change to the income tax provision for the quarter. These changes have no effect on reported GAAP results. For a full analysis of the adjustments, please refer to the table reconciliation of GAAP results to adjusted results.

Polo Ralph Lauren Corporation is a leader in the design, marketing and distribution of premium lifestyle products in four categories: apparel, home, accessories and fragrances. For more than 37 years, Polo's reputation and distinctive image have been consistently developed across an expanding number of products, brands and international markets. The Company's brand names, which include "Polo by Ralph Lauren", "Ralph Lauren Purple Label", "Ralph Lauren", "Black Label", "Blue Label", "Lauren by Ralph Lauren", "Polo Jeans Co.", "RRL", "RLX", "Rugby", "RL Childrenswear", "Chaps", and "Club Monaco" among others, constitute one of the world's most widely recognized families of consumer brands. For more information, go to HTTP://INVESTOR.POLO.COM.

THIS PRESS RELEASE AND ORAL STATEMENTS MADE FROM TIME TO TIME BY REPRESENTATIVES OF THE COMPANY CONTAIN CERTAIN "FORWARD-LOOKING STATEMENTS" CONCERNING CURRENT EXPECTATIONS ABOUT THE COMPANY'S FUTURE RESULTS AND CONDITION, INCLUDING SALES, STORE OPENINGS, GROSS MARGINS, EXPENSES AND EARNINGS. ACTUAL RESULTS MIGHT DIFFER MATERIALLY FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS. AMONG THE FACTORS THAT COULD CAUSE ACTUAL RESULTS TO MATERIALLY DIFFER INCLUDE, AMONG OTHERS, CHANGES IN THE COMPETITIVE MARKETPLACE, INCLUDING THE INTRODUCTION OF NEW PRODUCTS OR PRICING CHANGES BY OUR COMPETITORS, CHANGES IN THE ECONOMY AND OTHER EVENTS LEADING TO A REDUCTION IN DISCRETIONARY CONSUMER SPENDING; RISKS ASSOCIATED WITH THE COMPANY'S DEPENDENCE ON SALES TO A LIMITED NUMBER OF LARGE DEPARTMENT STORE CUSTOMERS, INCLUDING RISKS RELATED TO EXTENDING CREDIT TO CUSTOMERS; RISKS ASSOCIATED WITH THE COMPANY'S DEPENDENCE ON ITS LICENSING PARTNERS FOR A SUBSTANTIAL PORTION OF ITS NET INCOME AND RISKS ASSOCIATED WITH A LACK OF OPERATIONAL AND FINANCIAL CONTROL OVER LICENSED BUSINESSES; RISKS ASSOCIATED WITH CHANGES IN SOCIAL, POLITICAL, ECONOMIC AND OTHER CONDITIONS AFFECTING FOREIGN OPERATIONS OR SOURCING (INCLUDING FOREIGN EXCHANGE FLUCTUATIONS) AND THE POSSIBLE ADVERSE IMPACT OF CHANGES IN IMPORT RESTRICTIONS; RISKS ASSOCIATED WITH UNCERTAINTY RELATING TO THE COMPANY'S ABILITY TO IMPLEMENT ITS GROWTH STRATEGIES OR ITS ABILITY TO SUCCESSFULLY INTEGRATE ACQUIRED BUSINESSES; RISKS ARISING OUT OF LITIGATION OR TRADEMARK CONFLICTS, AND OTHER RISK FACTORS IDENTIFIED IN THE COMPANY'S FORM 10-K, 10-Q AND 8-K REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS TO REFLECT SUBSEQUENT EVENTS OR CIRCUMSTANCES.

                                     # # # #
                                  Tables Follow
                                      # # #

                 POLO RALPH LAUREN CORPORATION AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
   PREPARED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (GAAP)
                 (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
                                   (UNAUDITED)

                                                                                     THREE MONTHS ENDED
                                                                    -----------------------------------------------------
                                                                       JANUARY 1,        JANUARY 1,         APRIL 2,
                                                                          2005               2005              2005
                                                                    -----------------  ----------------  ----------------
                                                                     (AS PREVIOUSLY      (AS RESTATED
                                                                        REPORTED)        SEE NOTE B)
Wholesale Net Sales                                                 $        427,445   $       427,445   $       543,009
Retail Net Sales                                                             402,613           416,194           291,499
                                                                    -----------------  ----------------  ----------------

NET SALES                                                                    830,058           843,639           834,508

Licensing Revenue                                                             57,935            57,935            67,714
                                                                    -----------------  ----------------  ----------------

NET REVENUES                                                                 887,993           901,574           902,222

Cost of Goods Sold                                                           449,960           455,498           425,313
                                                                    -----------------  ----------------  ----------------

GROSS PROFIT                                                                 438,033           446,076           476,909

Depreciation Expense                                                          26,096            26,096            32,826
Other SG&A Expenses                                                          296,885           303,572           402,118
Restructuring Charge                                                             218               218               494
                                                                    -----------------  ----------------  ----------------
TOTAL SG&A EXPENSES                                                          323,199           329,886           435,438

Income From Operations                                                       114,834           116,190            41,471

Foreign Currency (Gains) Losses                                                 (400)             (400)           (2,739)

Interest Expense, net                                                          1,996             1,989               733
                                                                    -----------------  ----------------  ----------------

Income Before Income Taxes and Other (Income) Expense                        113,238           114,601            43,477

Provision for Income Taxes                                                    40,199            40,280            17,349
                                                                    -----------------  ----------------  ----------------

Income after Tax                                                              73,039            74,321            26,128

Other (Income) Expense, net (A)                                               (1,803)             (715)            2,732
                                                                    -----------------  ----------------  ----------------

NET INCOME                                                          $         74,842   $        75,036   $        23,396
                                                                    =================  ================  ================

NET INCOME PER SHARE - BASIC                                        $           0.73   $          0.74   $          0.23
                                                                    =================  ================  ================

NET INCOME PER SHARE - DILUTED                                      $           0.72   $          0.72   $          0.22
                                                                    =================  ================  ================

Weighted Average Shares Outstanding - Basic                              101,896,000       101,896,000       102,506,000
                                                                    =================  ================  ================

Weighted Average Shares & Share Equivalents Outstanding - Diluted        104,325,000       104,325,000       105,341,000
                                                                    =================  ================  ================

(A) Includes Equity Investment Income of $2,607, $2,607 and $629 net of Minority Interest Expense of $804, $804 and $608 for Q3 as reported, Q3 as restated and Q4, respectively. Also included in Q3 as restated and Q4 is $1,088 and $2,753, respectively, of Minority Interest Expense for RL Media.

(B) As restated to give effect to the lease adjustments and the consolidation of RL Media as previously disclosed.

                 POLO RALPH LAUREN CORPORATION AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                 (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
                                   (UNAUDITED)


The following is a reconciliation of GAAP Net Income (as previously reported) to Adjusted Net Income:

                                                                                            THREE MONTHS ENDED
                                                                                     ----------------------------------
                                                                                       JANUARY 1,         APRIL 2,
                                                                                           2005              2005
                                                                                     ----------------  ----------------
Net Income (as previously reported)                                                  $        74,842   $        23,396

Lease Adjustments                                                                                198                --

Ralph Lauren Media Consolidation Adjustment                                                       77                --

Tax Adjustment                                                                                   (81)               --
                                                                                    ----------------- -----------------

Net Income as Restated                                                               $        75,036   $        23,396

Other Expense (Income), net (C)                                                                 (715)            2,732

Provision for Income Taxes (D)                                                                40,280            17,349

Restructuring Charge                                                                             218               494

Foreign Currency (Gains) Losses                                                                 (400)           (2,739)

Litigation Reserve                                                                             2,000            98,000

Alleged Breach of Retail Computer Systems Reserve                                                 --             6,200

Lease Adjustments                                                                               (198)            1,217

Ralph Lauren Media Consolidation Adjustment                                                      (77)           (2,607)
                                                                                     ----------------  ----------------

Revised Income Before Income Taxes                                                           116,144           144,042

Revised Provision for Income Taxes                                                            40,845            53,110

Other Expense (Income), net                                                                     (715)            2,732
                                                                                     ----------------  ----------------

Net Income Excluding Restructuring, Foreign Currency (Gains) Losses,
  Litigation Reserve, Alleged Breach of Retail Computer Systems Reserve,
  Lease Adjustments and RL Media Consolidation                                       $        76,014   $        88,200
                                                                                     ================  ================

ADJUSTED NET INCOME PER SHARE - BASIC                                                $          0.75   $          0.86
                                                                                     ================  ================

ADJUSTED NET INCOME PER SHARE - DILUTED                                              $          0.73   $          0.84
                                                                                     ================  ================

(C) - Other (Income) Expense, net for Q3 is adjusted by $1,088 to include the consolidation of RL Media

(D) - Provisions for Income Taxes is adjusted by $81 to include the effect of the lease restatement